Exhibit 1

Agreement of Joint Filing

Pursuant to 13d-1(k)(1) promulgated under the Securities Exchange Act of 1934, the undersigned persons hereby agree to file with the Securities and Exchange Commission the Statement on Schedule 13D (the “Statement”) to which this Agreement is attached as an exhibit, and agree that such Statement, as so filed, is filed on behalf of each of them.

IN WITNESS WHEREOF, the undersigned have executed this Agreement.

Dated: November 27, 2020

QVT FINANCIAL LP

By: QVT Financial GP LLC, its General Partner

By:	/s/ Daniel Gold
Name: Daniel Gold
Title: Managing Member

By:	/s/ Meg Eisner
Name: Meg Eisner
Title: Authorized Signatory

QVT FINANCIAL GP LLC

By:	/s/ Daniel Gold
Name: Daniel Gold
Title: Managing Member

By:	/s/ Meg Eisner
Name: Meg Eisner
Title: Authorized Signatory

FOURTH AVENUE CAPITAL PARTNERS GP LLC

By:	/s/ Daniel Gold
Name: Daniel Gold
Title: Managing Member

SARATOGA PARK LTD.

By:	/s/ Daniel Gold
Name: Daniel Gold
Title: Director

FOURTH AVENUE FF OPPORTUNITIES LP – SERIES E

By: Fourth Avenue Capital Partners GP LLC, its General Partner

By:	/s/ Daniel Gold
Name: Daniel Gold
Title: Managing Member

Page 11 of 12 pages

Appendix A

Covered Persons

Name of Covered Person	Principal Business Address	Principal Occupation
Daniel Gold	QVT Financial LP 444 Madison Avenue, 21st Floor New York, New York 10022	Investment Management

Nicholas Brumm	QVT Financial LP 444 Madison Avenue, 21st Floor New York, New York 10022	Investment Management

Arthur Chu	QVT Financial LP 444 Madison Avenue, 21st Floor New York, New York 10022	Investment Management

Tracy Fu	QVT Financial LP 444 Madison Avenue, 21st Floor New York, New York 10022	Investment Management

Page 12 of 12 pages